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                                   FORM 8-A




                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  ----------

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




                               THE BUCKLE, INC.
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            (Exact name of registrant as specified in its charter)



Nebraska                                                       47-0366193
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(State of incorporation or organization)                       (I.R.S. Employer
                                                               Identification
                                                               No.)



2407 West 24th Street, Kearney, Nebraska                       68847
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   (Address of principle executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered
        -------------------                     ------------------------------

        Common Stock, $.05                      New York Stock Exchange
        Par Value



Securities to be registered pursuant to Section 12(g) of the Act:



                                     None
                          -------------------------
                               (Title of Class)
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Item 1.         Description of Registrant's Securities
                to be Registered

                Common Stock, $.05 Par Value

                The capital stock of The Buckle, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.05 per share. Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Shareholders of the Company have cumulative voting rights in the election of Directors. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.



Item 2.         Exhibits

                1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.



                                  SIGNATURES


                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                The Buckle, Inc.
                                                (Registrant)



                                               By: Dennis H. Nelson
                                                  ----------------------------
                                                   Dennis H. Nelson, President

Dated:  April 24, 1997
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